EXHIBIT 32.1

                         CERTIFICATION OF THE PRESIDENT
                         AND THE CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Hand Brand Distribution, Inc. (the "Company"), I, Antonio Milici, M.D., Ph.D., President and Chief Executive Officer (the "Registrant"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:   April 14, 2004


By: /s/ Antonio Milici
    Antonio Milici, M.D., Ph.D., President



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